As filed with the Securities and Exchange Commission on October 6, 2017

Registration No. 333-185676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TRILINC GLOBAL IMPACT FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	6199	36-4732802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1230 Rosecrans Ave, Suite 605,

Manhattan Beach, California 90266

(310) 997-0580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gloria S. Nelund

Chairman, Chief Executive Officer and President

TriLinc Global Impact Fund, LLC

1230 Rosecrans Ave, Suite 605,

Manhattan Beach, California 90266

(310) 997-0580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Judith D. Fryer, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 Phone: (212) 801-9200 Fax: (212) 801-6400	Lauren Prevost, Esq. Heath D. Linsky, Esq. Morris, Manning and Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, NE Atlanta, GA 30326, USA Phone: (404) 233-7000 Fax: (404) 365-9532

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Deregistration of Securities

In accordance with the undertaking of TriLinc Global Impact fund, LLC (the “Company”) set forth in its registration statement on Form S-1 (File No. 333-185676) declared effective February 25, 2013 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 4 to the Registration Statement to terminate the registration and deregister $1,138,300,000 in unsold units of its Class A, Class C and Class I limited liability interest, including $236,663,000 relating to units sold under the Company’s distribution reinvestment plan (collectively, the “Unsold Units”). Pursuant to this Registration Statement, the Company registered $1,500,000,000 in Class A, Class C and Class I units, including $250,000,000 in Class A, Class C and Class I distribution reinvestment plan units and sold $361,700,000 in Class A, Class C and Class I units, including $13,337,000 in Class A, Class C and Class I distribution reinvestment plan units. By filing this Post-Effective Amendment No. 4 to the Registration Statement, the Company hereby deregisters the Unsold Units.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on October 6, 2017.

TriLinc Global Impact Fund, LLC

By:	/s/Gloria S. Nelund
Name: Gloria S. Nelund Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date

By:	/s/ Gloria S. Nelund Gloria S. Nelund	Chief Executive Officer, President, Manager and Chairman (Principal Executive Officer)	October 6, 2017

By:	/s/ Brent VanNorman Brent VanNorman	Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, Secretary and Manager (Principal Financial and Accounting Officer)	October 6, 2017

By:	* Terry Otton	Independent Manager	October 6, 2017

By:	* Cynthia Hostetler	Independent Manager	October 6, 2017

By:	* R. Michael Barth	Independent Manager	October 6, 2017

*	Signed on behalf of the named individuals by Gloria S. Nelund under power of attorney.